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                                   EXHIBIT 11


                                   ECCS, INC.
             SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                       YEARS ENDED DECEMBER 31
                                     ----------------------------
                                     1996         1995       1994
                                     ----         ----       ----
Primary

  Average shares outstanding ...      4,346       4,232       4,160
                                    -------     -------     -------

  Net loss .....................    $  (769)    $(3,659)    $(6,790)
  Less preferred stock dividends       (248)        (79)         --
                                    -------     -------     -------
                                    $(1,017)    $(3,738)    $(6,790)
                                    =======     =======     =======
  Per share amount .............    $ (0.23)    $ (0.88)    $ (1.63)
                                    =======     =======     =======
